Exhibit 5.1

2020 West El Camino Avenue, Suite 700 Sacramento, California 95833 Phone: 916-564-5400 Fax: 916-564-5444

September 25, 2023

Board of Directors Flux Power Holdings, Inc. 2685 S. Melrose Drive Vista, CA 92081

Re:	Common Stock of Flux Power Holdings, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Flux Power Holdings, Inc. a Nevada corporation (the “Company”), in connection with the registration of 350,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), under the Securities Act of 1933, as amended (the “Securities Act”), issuable pursuant to the Flux Power Holdings, Inc. 2023 Employee Stock Purchase Plan (the “Plan”), as further described in the Company’s registration statement on Form S-8 filed under the Securities Act (the “Registration Statement”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed to be relevant, including (i) the Registration Statement, (ii) the Company’s Amended and Restated Articles of Incorporation, as amended, (iii) the Amended and Restated Bylaws, as amended, and (iv) written resolutions of the Company’s board of directors related to the Plan, as the basis for the opinion set forth below. In conducting our examination, we assumed without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assume that the Shares will be offered in the manner and on the terms identified or referred to under the Plan and in the Registration Statement, including all amendments thereto.

Our opinion is limited solely to matters set forth herein. We express no opinion as to the law of any other jurisdiction other than the laws of the State of Nevada and the laws of the United States.

ARIZONA • CALIFORNIA • COLORADO • CONNECTICUT • DELAWARE • FLORIDA • GEORGIA • ILLINOIS • INDIANA • KANSAS • KENTUCKY • LOUISIANA
MARYLAND • MASSACHUSETTS • MINNESOTA • MISSISSIPPI • MISSOURI • NEVADA • NEW JERSEY • NEW MEXICO • NEW YORK • NORTH CAROLINA
OHIO • OREGON • PENNSYLVANIA • RHODE ISLAND • TENNESSEE • TEXAS • UTAH • VIRGINIA • WASHINGTON • WASHINGTON D.C. • WEST VIRGINIA

September 25, 2023

Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof (the “Prospectus”), and the Prospectus delivery procedures with respect thereto, fulfill all of the requirements of the Securities and Exchange Act of 1933, as amended, throughout all periods relevant to the opinion, (ii) all offers and sales of the Shares have been and will be made in compliance with the securities laws of the states, having jurisdiction thereof, (iii) the individual grants, issuance or awards under the Plan are duly authorized by all necessary corporate action (and the agreements and awards duly adopted thereunder and in accordance therewith), (iv) such Shares are issued by the Company against payment therefor in the circumstances contemplated by the Plan and related agreements, and (v) the shares of Common Stock currently reserved for issuance under the Plan will remain available for the issuance of the Shares, we are of the opinion that the Shares to be issued in accordance with the requirements of the Plan, when issued and sold pursuant to the terms of and in the manner set forth in the Plan and related agreements under the Plan will be, validly issued, fully paid, and nonassessable.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Lewis Brisbois Bisgaard & Smith LLP

LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com